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                                                                    EXHIBIT 99.2




                        Report of Independent Accountants

To the Board of Directors and Shareholders of Promistar Financial Corporation:

In our opinion, the consolidated statements of income, cash flows, changes in shareholders' equity and comprehensive income for the year ended December 31, 2000 (appearing on pages 23 through 25 of Promistar Financial Corporation's 2000 Annual Report to Shareholders which has been incorporated by reference in this Form 10-K) present fairly, in all material respects, the results of operations and cash flows of Promistar Financial Corporation and its subsidiaries for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
January 23, 2001 except for Note 22, which is dated February 26, 2001